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EXHIBIT 3(i)


                      ARTICLES OF INCORPORATION

                                 OF

                   NATIONAL CITY BANCSHARES, INC.


     The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana General Corporation Act as amended (hereinafter referred to as the "Act"), execute the following
Articles of Incorporation:


                              ARTICLE I

                                Name

     The name of the Corporation is National City Bancshares, Inc.


                             ARTICLE II

                              Purposes

     The purposes for which the Corporation is formed are:

     To engage in any lawful act or activity for which corporations may be formed under the Indiana General Corporation Act and The Bank Holding Company Act of 1956, as amended, and to possess all other rights and powers authorized by the laws of the State of Indiana, and the laws of the United States of America applicable to bank holding companies and the regulations of the Board of Governors of the Federal Reserve System.


                             ARTICLE III

                         Period of Existence

     The period during which the Corporation shall continue is perpetual.


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                             ARTICLE IV

                 Resident Agent and Principal Office

Section 1.  Resident Agent.

     The name and address of the Corporation's Resident Agent for service of process is Mr. Harold A. Mann, 227 Main Street,
Evansville, Indiana 47708.

Section 2.  Principal Office.

     The post office address of the principal office of the Corporation is 227 Main Street, Evansville, Indiana 47708.


                              ARTICLE V

                          Authorized Shares

Section 1.  Number of Shares:

     The total number of shares which the Corporation is to have authority to issue is 20,000,000, all of which the Corporation designates as without par value.

Section 2.  Terms of Shares:

     Shares of the corporation may be redeemed by the corporation at the direction of a vote of a majority of the Board of Directors meeting at a regularly or specially called meeting for said purpose.

     Furthermore, the corporation, through its Board of Directors, shall have the power to purchase, hold, sell, and transfer the shares of its own capital stock provided that it does not use its funds or property for the purchase of its own shares of capital stock when such use will cause any impairment of its capital, except when otherwise permitted by law, and provided further that shares of its own capital stock belonging to it are not voted upon directly, or indirectly.


                             ARTICLE VI

                Requirements Prior To Doing Business

     The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.






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                             ARTICLE VII

                              Directors

Section 1.  Number of Directors:

     The initial Board of Directors is composed of 14 members. The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be fourteen (14).

Section 2.  Names and Post Office Addresses of the Directors:

     The names and post office addresses of the initial Board of Directors of the Corporation are:


                        Number and
        Name            Street or Building          City     State  Zip Code
- ---------------------  ------------------------  ----------  -----  --------
Gilbert E. Betulius    Denzer Road, R.R. 13      Evansville   IN     47712
Donald B. Cox          4029 Fairfax Road         Evansville   IN     47710
Wilfred O. Doerner     960 St. Michael Court     Evansville   IN     47715
Victor R. Gallagher    431 S. Rotherwood Avenue  Evansville   IN     47714
C. Mark Hubbard        3400 Robin Place          Evansville   IN     47712
Edgar P. Hughes        Riverside 1, Apt. 505,
                       101 Court Street          Evansville   IN     47708
R. Eugene Johnson      6840 Arcadian Highway     Evansville   IN     47715
Edwin F. Karges, Jr.   1106 Harrelton Court      Evansville   IN     47715
John D. Lippert        3636 Elmridge Drive       Evansville   IN     47711
John Lee Newman        717 S. Boeke Road         Evansville   IN     47714
Laurence R. Steenberg  5688 Cliftmore Drive      Newburgh     IN     47630
C. Wayne Worthington   3023 Oak Hill Road        Evansville   IN     47711
George A. Wright       6001 Lincoln Avenue       Evansville   IN     47715
Mrs. N. Keith Emge     7108 E. Chestnut Street   Evansville   IN     47715


Section 3.  Qualification of Directors:

     Directors of this corporation who serve as directors of any subsidiary banking corporation may hold shares in this corporation as qualifying shares entitling such directors to serve in the capacity as a director of such subsidiary banking corporation.


                            ARTICLE VIII

                            Incorporator

     The name and post office address of the incorporator of the Corporation is Mr. Harold A. Mann, 227 Main Street, Evansville,
Indiana 47708.



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                             ARTICLE IX

                Provisions for Regulation of Business
                and Conduct of Affairs of Corporation

Section 1.  Capital Structure.

     The Board of Directors of the corporation is hereby authorized to fix and determine and to vary the amount of working capital of the corporation, to determine whether any and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and, without action by the Shareholders, to use and apply such surplus or any part thereof at any time or from time to time in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes script, warrants, obligations, evidences of indebtedness of the corporation or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors of the corporation shall deem expedient to the extent not prohibited by law.

Section 2.  Reliance on Books of the Corporation.

     Each officer, director or member of any committee designated by the Board of Directors of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officers or employees or by an independent public accountant or by an appraiser selected with reasonable care by the Board of Directors of the corporation or by any such committee or in relying in good faith upon other records of the corporation.

Section 3.  Indemnification.

     The corporation shall have the power to indemnify its present and past directors, officers, employees, or agents, and such other persons as it shall have the powers to indemnify, to the full extent permitted under, and subject to the limitations of, Title 23 of the Indiana General Corporation Act.

     The corporation may upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, employees and agents to the extent that such indemnification is allowed in the statute mentioned above.

     Any indemnification as above provided (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because it meets the standard set out in the statute above mentioned. Such determination shall be made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or
(b) if such a quorum is not obtainable, or even if obtainable, if majority vote of disinterested directors so directs,

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by independent legal counsel in a written opinion stating that such director, officer, employee or agent has met such standards of conduct, or (c) by a majority vote of a quorum of the shareholders of the corporation consisting of shareholders who are not parties to such action, suit or proceeding.

Section 4.  Voting Rights.

     Each shareholder shall be entitled to one vote for each share of stock standing in his name of the books of the corporation.

     Each shareholder shall have the right to cumulate such voting power as he possesses when electing directors, and to give one candidate as many votes as the number of directors to be elected multiplied by the number of his votes equals, or to distribute his votes on the same principle among two or more candidates, as he sees fit.

Section 5.  Classes of Directors.

     The Bylaws of the Corporation may provide, that the Directors shall be divided into two (2) or more classes whose terms of office shall expire at different times, but no term shall continue longer than three (3) years.

Section 6.  Voting Rights on Business Combinations.

     Any merger, consolidation, or acquisition of this Corporation by another corporation without this Corporation's Board of Directors' approval, shall require the affirmative approval of the holders of eighty percent (80%) of the issued and outstanding common shares of stock of the Corporation and eighty percent (80%) of the issued and outstanding preferred shares or other class of shares, regardless of limitations or restrictions on the voting power thereof, entitled to vote at a meeting duly called for such purpose. Irrespective of any other provisions of these Articles, this Section 6 may be amended at any regular meeting or at a Special Meeting called for that purpose by the affirmative vote of the holders of receipt of shares entitling them to exercise eighty percent (80%) of the voting power on such proposal.


                              ARTICLE X

     Except as otherwise restricted in Article IX, these Articles may be amended at any regular meeting or at a special meeting called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.






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